KIDEO PRODUCTIONS, INC.
                   Statement of Computation of Loss Per share
                                  Exhibit 11.1
                    (in thousands, except per share amounts)

                                                   Fiscal year ended July 31, 1996
                                                  ---------------------------------
                                                    Nine months     Fourth Quarter                         Nine Months
                                                       ended            ended           Year Ended            ended
                                                  April 30, 1996    July 31, 1996      July 31, 1995      April 30, 1997
                                                  --------------    -------------      -------------      --------------
Historical loss, adjusted for interest
  avoided on assumed conversion of debt:

Period loss ..................................        (1,588)           (1,471)            (1,579)             (3,345)
Interest on convetible debt ..................            75                16                 65                 n/a
                                                     -------           -------            -------             -------
Earnings .....................................        (1,513)           (1,455)            (1,514)             (3,345)
                                                     =======           =======            =======             =======

Shares outstanding in each respective period:

Basis of reporting:                                   SAB 83            APB 15             SAB 83              APB 15

Beginning balance, each period:                          617               915                544               2,939
Adjusted beginning balance
  after giving effect to pre-IPO
  issuances and conversions at less
  the IPO price ..............................         1,571             1,259              1,571               2,939
                                                     =======                              =======

Add:
Stock issued in the IPO 1,400 X (37/90 days)                               576                                     --
Conversion of debentures 280 X (37/90 days)                                115                                     --
                                                                       -------                                -------
Weighted Average shares outstanding                                      1,950                                  2,939
                                                                       =======                                =======

Shares to be used in each period                       1,571             1,950              1,571               2,939
                                                     =======           =======            =======             =======

Earnings per share ...........................       $ (0.96)          $ (0.75)           $ (0.96)            $ (1.14)
                                                     =======           =======            =======             =======

                   --------------------------------------------------------------------------------

Pro forma Earnings per share for the full fiscal
  year ended July 31, 1996:
Nine months ended April 30, 1996 under SAB 83        $ (0.96)
Fourth Quarter ended July 31, 1996 under APB 15        (0.75)
                                                     -------
      Earnings per share .....................       $ (1.71)
                                                     =======